EXHIBIT 99.1
ASHFORD
Third Quarter 2022 Conference Call
November 3, 2022
12 p.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the third quarter of 2022 and to update you on recent developments. On the call today will be: Deric Eubanks, Chief Financial Officer, and Eric Batis, Executive Vice President of Operations. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on November 2, 2022, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the third quarter of 2022 with the third quarter of 2021.
I will now turn the call over to Deric.
Introduction – Deric Eubanks
Good morning, and welcome to our call to discuss our financial results for the third quarter of 2022. I’ll start by giving you an overview of our operations, strategy, and financial results for the quarter, and then Eric will provide an update regarding our operating businesses. After that, we will open it up for Q&A.
We have a lot of exciting developments to discuss on today’s call.
The key themes we are going to highlight today are:
•First, the recovery in the lodging industry continues to gain momentum, and both of our advised REIT platforms are well-positioned. Ashford Trust continues to have significant liquidity and is benefiting from increased demand associated with the corporate and group segments. Braemar continues to benefit from strong leisure demand and saw its urban hotels bounce back strongly in the third quarter as corporate and group demand accelerated;
•Second, we continue to see strong results in our third-party growth initiative, highlighted with Remington’s recent acquisition of Chesapeake Hospitality, which added significantly to Remington’s mix of third-party business. At the end of the third quarter, Remington’s mix of third-party hotels under management stood at approximately 38%. Eric will discuss more details around Remington later in the call; and
•Third, through our focus on growing assets under management, the pace of our capital raising efforts at Ashford Securities continues to accelerate. To date, Braemar has issued approximately $289 million of its non-traded preferred stock, with $126 million of this capital coming in the third quarter. Ashford Trust’s offering of its non-traded preferred stock is also effective, and we have launched a growth-oriented private offering that will target investments in all types of commercial real estate in the state of Texas.

Our two publicly-traded REIT platforms, Ashford Trust and Braemar, owned 114 hotels with approximately 26,000 rooms and had approximately $8.1 billion of gross assets as of September 30, 2022. While Braemar’s exposure to the resort segment has fueled its strong performance for several quarters now, in the third quarter, its urban hotels ramped up significantly. Braemar continues to report industry leading results, and its third quarter results significantly exceeded its 2019 results. Braemar has been active on the acquisition front having completed two acquisitions this cycle including the iconic 96-room Ritz-Carlton Reserve Dorado Beach in Dorado, Puerto Rico, and this week announced an agreement to acquire the 210-room Four Seasons Resort Scottsdale at Troon North. We anticipate that Braemar will continue to actively look to deploy capital into accretive hotel investment opportunities.

Ashford Trust has significantly deleveraged its balance sheet from a couple of years ago, and the registration statement is now effective for its offering of Series J and Series K Redeemable Non-Traded Preferred Stock, which is being issued through Ashford Securities. Ashford Trust also continues to maintain a substantial cash balance, which ended the quarter at $506 million.

Looking ahead, we believe both advised REIT platforms have ample liquidity, and we remain focused on their future strategic objectives.
Our strategy and structure are designed for growth. We have a powerful ecosystem of businesses that all benefit as we grow our assets under management. Our size and scale in the lodging industry also bring benefits to third-party owners and other capital providers as we are one of the largest owners and fee payers for the major hotel brands. We believe we have a superior strategy and structure that is unique within the hospitality space, and we are excited about the potential growth of our platform.
I will now turn to our financial results for the quarter.
Net loss attributable to common stockholders for the third quarter was $(10.0) million.

Adjusted EBITDA was $16.4 million, an increase of 31% over the prior year quarter. Our strong growth in Adjusted EBITDA for the quarter was driven by Premier, Remington and INSPIRE.
Adjusted net income for the third quarter was $11.8 million, and Adjusted net income per diluted share was $1.48. These results reflect growth rates over the prior year of 41% and 33%, respectively.
Looking ahead to the fourth quarter, I want to remind analysts and investors that in the fourth quarter of 2021, we recognized $5.5 million of Base Advisory Fees from Ashford Trust which had been deferred in previous quarters. As you think about year-over-year comparisons, it’s important to keep that in mind.
Our share count currently stands at 7.6 million fully diluted shares outstanding, which is comprised of 3.1 million common shares outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, 4.1 million common shares associated with our Series D convertible preferred stock, 0.1 million common shares associated with the Chesapeake acquisition, and the balance is primarily restricted stock.
I will now turn the call over to Eric to discuss our operating businesses in more detail.
Products & Services – Eric Batis
Thank you, Deric.
We are excited to provide updates on our Products & Services businesses, which posted another excellent quarter as we continue to focus on growth in third party sales and expansion into new verticals. We believe that our platform is poised to continue the incredible momentum we have established throughout 2022 and carry the success into 2023 and beyond.
As a reminder, our Products & Services division is a unique investment strategy in the hospitality industry, where we aim to accelerate growth and create shareholder value through the implementation of best operating practices, investment in infrastructure, and the execution of accretive acquisitions. We are also able to utilize our extensive relationships and refer these businesses to our advised REITs, ensuring their hotels receive exceptional service while optimizing financial performance.
The first business I’d like to discuss is Premier, which provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. Premier generated third quarter fee revenue of $6.3 million, representing 185% growth over the prior year quarter. Premier also generated $3.3 million of Adjusted EBITDA resulting in a 52% Adjusted EBITDA margin. In addition, during the quarter, Premier executed five new contracts representing $444,000 of fees. Two contracts were in multi-family which brings the total to 18 contracts in this segment, and three contracts were in hospitality which raises the total to 24 contracts in that segment for Premier. Across the multi-family, hospitality, and student housing segments, Premier has signed a total of 44 third-party contracts spanning 22 ownership groups representing $12.2 million of fees. Lastly, repeat business is a significant portion of Premier’s third-party revenues. By delivering excellent service and exceptional projects, Premier has grown the trust of its customers who come back to contract additional work from Premier. We are confident Premier will continue to capitalize on the uptick in capital investments by owners and investors.
The next business I’d like to discuss is INSPIRE, our leading single-source solution for meeting and event needs with an integrated suite of audio-visual services, including show and event services, hospitality services, creative services, and design and integration. INSPIRE reflects the energy and momentum that the company has delivered to its clients for the past 30 years.
INSPIRE generated $26.2 million of revenue and $2.0 million of Adjusted EBITDA in the third quarter representing a 7.8% Adjusted EBITDA margin. INSPIRE third quarter revenue was 73.1% above the prior year quarter, driven by growth in its show and event services segment, which generated $4.0 million of revenue in the third quarter, a 74% increase over the prior year quarter. INSPIRE also executed four new hospitality contracts during the third quarter which are expected to contribute $1.6 million of annual revenue. We are thrilled with INSPIRE’s huge 2022 and continue to see material upside for the business.
RED Hospitality & Leisure is a leading provider of watersports activities and other travel services in the U.S. Virgin Islands, Puerto Rico, Key West, and Turks & Caicos. RED was impacted by Hurricanes Ian and Fiona in the third quarter, and despite a combined 20 days of inoperable conditions across its markets, RED generated $6.6 million of revenue and $1.4 million of Adjusted EBITDA, representing a 22% EBITDA margin. Despite the adverse weather conditions, RED served nearly 49,000 passengers in the quarter compared to 35,000 in the third quarter of 2019. We are happy to report there was no material damage to RED’s assets and the company has returned to normal business operations in the fourth quarter.
RED enters the fourth quarter with $1.3M of advance bookings for the remainder of 2022, a 30% increase over the prior year quarter. Strong demand for watersports and excursion services, coupled with the company’s continued push into new verticals such as transportation, signals an exciting growth trajectory as the company seeks to gain revenue from the entire customer experience. Lastly, RED continues to explore M&A opportunities in new and existing markets to continue to grow market share and gain scale.
Remington is a dynamic hotel management company, providing best-in-class service and expertise to hotels across the country. Remington generated third quarter hotel management fee revenue and Adjusted EBITDA of $12.9 million and $6.8 million, respectively, which represents a 53% Adjusted EBITDA margin. Revenue and Adjusted EBITDA grew 66% and 64%, respectively, over the prior year quarter.
Remington continues to focus on growing its third-party business and was awarded three contracts in the third quarter. At the end of the third quarter, Remington managed 117 properties that were open and operating – 44 under third-party management agreements and 73 for Ashford, Ashford Trust, and Braemar – located in 27 states and Washington, D.C. across 23 brands, including 18 independent and boutique properties.

Ashford Securities is our dedicated fundraising platform. We are extremely pleased with the progress Ashford Securities has made during the past year. We have built out a talented team of 24 professionals who are great at what they do. Since the commencement of Braemar’s non-traded preferred offering, Ashford Securities has placed approximately $289 million through a syndicate of 73 firms with over 13,300 financial advisors. Ashford Securities has launched two new investment offerings: an income focused non-traded preferred stock offering for Ashford Trust, and a growth-oriented private offering that targets investments in all types of commercial real estate in the state of Texas. The growth-oriented private offering is Ashford Securities’ first investment offering focused on an area outside of hospitality, and we believe this is a big area of growth for them in the future.
As we look ahead to the remainder of 2022, we will continue to focus on growing our businesses through the recovery in the hospitality industry, and our two major initiatives: third-party sales and executing strategic acquisitions for our Products & Services platform. We continue to see significant runway in all of our businesses and see the opportunity to meaningfully scale across all our portfolio companies.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.